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                                                                     EXHIBIT 4.1



        THIRD SUPPLEMENTAL INDENTURE, dated as of August 21, 1998, among ACME TELEVISION, LLC, a Delaware limited liability company (the "Company"), and ACME FINANCE CORPORATION, a Delaware corporation ("Finance" and, together with the Company, jointly and severally, the "Issuers"), the Guarantors (as defined in the Indenture (as defined herein) and referred to herein as the "Original Guarantors"), the Additional Guarantors (as defined in the First Supplemental Indenture (as defined herein) and referred to herein as the "Additional Guarantors"), the Successor Guarantors (as defined in the First Supplemental Indenture and referred to herein as the "Successor Guarantors"), the Additional Missouri Guarantors (as defined in the Second Supplemental Indenture (as defined herein) and referred to herein as the "Additional Missouri Guarantors") and ACME Television of Florida, LLC, a Delaware limited liability company ("Television Florida"), and ACME Television Licenses of Florida, LLC, a Delaware limited liability company ("Licenses Florida"), (each a "Florida Guarantor" and, together the "Florida Guarantors," and, together with the Additional Missouri Guarantors, the Additional Guarantors, the Successor Guarantors and the Original Guarantors, the "Guarantors"), and WILMINGTON TRUST COMPANY (the "Trustee"), as Trustee under the Indenture.

            WHEREAS, the Issuers, the Original Guarantors and the Trustee have previously entered into an Indenture dated as of September 30, 1997 (the "Indenture") relating to the Issuers' 10 7/8% Senior Discount Notes due 2004 (the "Notes"); the Issuers, the Original Guarantors, the Additional Guarantors, the Successor Guarantors and the Trustee have previously entered into a First Supplemental Indenture dated as of February 11, 1998 (the "First Supplemental Indenture") which amended the Indenture to provide for the guarantees of the Additional Guarantors and the Successor Guarantors; and the Issuers, the Original Guarantors, the Additional Guarantors, the Successor Guarantors, the Additional Missouri Guarantors and the Trustee have previously entered into a Second Supplemental Indenture dated as of March 13, 1998 (the "Second Supplemental Indenture") which amended the Indenture to provide for the guarantees of the Additional Missouri Guarantors;

            WHEREAS, with respect to the Florida Guarantors, Section 9.01 of the Indenture provides that the Issuers, the Original Guarantors and the Trustee may, without the written consent of the holders of the outstanding Notes, amend the Indenture as provided therein to provide for the acquisition of subsidiaries by the Issuers;

            WHEREAS, the Board of Directors or the Majority Member of each of the Issuers, and the Original Guarantors have consented to this Third Supplemental Indenture; and

            WHEREAS, all acts and things prescribed by the Certificate of Formation and the Operating Agreement (each as now in effect) of each of Licenses Florida and Television Florida necessary to make this Third Supplemental Indenture a valid instrument legally binding on each of the Florida Guarantors for the purposes herein expressed, in accordance with its terms, have been duly done and performed;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Original Guarantors, the Additional Guarantors, the Successor Guarantors, the Additional Missouri Guarantors, the



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Florida Guarantors and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the holders of the Notes as follows:


        1. Additional Guarantors. As of the date hereof and pursuant to this Third Supplemental Indenture, ACME Television of Florida, LLC, a Delaware limited liability company, and ACME Television Licenses of Florida, LLC, a Delaware limited liability company, each hereby becomes a Guarantor under the Indenture in accordance with the terms and conditions of the Indenture and shall each assume all rights and obligations of a Guarantor thereunder.

        2. Compliance with and Fulfillment of Condition of Article IX. Each Florida Guarantor's execution and delivery of this Third Supplemental Indenture and the respective Guarantee (along with such documentation relating thereto as the Trustee shall require, including, without limitation, an Opinion of Counsel as to the enforceability of each such Guarantee and the Third Supplemental Indenture and an Officer's Certificate from each entity) fulfills its requirements under Section 9.01 of the Indenture.

        3. Construction. For all purposes of this Third Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular Section hereof.

        4. Trustee Acceptance. The Trustee accepts the amendment of the Indenture effected by this Third Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of each of the Issuers and the Guarantors, respectively, and makes no representations as to the validity or enforceability against any of the Issuers and the Guarantors.

        5. Indenture Ratified. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

        6. Holders Bound. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of the Notes heretofore and hereafter authenticated and delivered shall be bound hereby.

        7. Successors and Assigns. This Third Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.



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        8. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.


        9. Governing Law. This Third Supplemental Indenture and the Guarantees hereunder shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.


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        IN WITNESS WHEREOF, the Issuers, the Guarantors and the Trustee have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

ISSUERS:

ACME TELEVISION, LLC
ACME FINANCE CORPORATION


                                             ATTEST:


By: /s/ Douglas Gealy                        By: /s/ Thomas Allen
   -------------------------------              -------------------------------
    Douglas Gealy                                Thomas Allen
    President and Chief Operating                Executive Vice-President and
       Officer                                      Chief Financial Officer


GUARANTORS:

FLORIDA GUARANTORS:

   ACME TELEVISION OF FLORIDA, LLC
   ACME TELEVISION LICENSES OF FLORIDA, LLC


                                             ATTEST:


By: /s/ Douglas Gealy                        By: /s/ Thomas Allen
   -------------------------------              -------------------------------
    Douglas Gealy                                Thomas Allen
    President and Chief Operating                Executive Vice-President and
       Officer                                      Chief Financial Officer

(for each of the above-listed Florida Guarantors)



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ADDITIONAL MISSOURI GUARANTORS:

   ACME TELEVISION OF MISSOURI, INC.
   ACME TELEVISION LICENSES OF MISSOURI, LLC


                                             ATTEST:


By: /s/ Douglas Gealy                        By: /s/ Thomas Allen
   -------------------------------              -------------------------------
    Douglas Gealy                                Thomas Allen
    President and Chief Operating                Executive Vice-President and
       Officer                                      Chief Financial Officer

(for each of the above-listed Additional Missouri Guarantors)

SUCCESSOR GUARANTORS:

   ACME TELEVISION HOLDINGS OF OREGON, LLC
   ACME TELEVISION HOLDINGS OF TENNESSEE, LLC
   ACME TELEVISION LICENSES OF OREGON, LLC
   ACME TELEVISION LICENSES OF TENNESSEE, LLC
   ACME TELEVISION OF TENNESSEE, LLC
   ACME TELEVISION OF OREGON, LLC


                                             ATTEST:


By: /s/ Douglas Gealy                        By: /s/ Thomas Allen
   -------------------------------              -------------------------------
    Douglas Gealy                                Thomas Allen
    President and Chief Operating                Executive Vice-President and
       Officer                                      Chief Financial Officer

(for each of the above-listed Successor Guarantors)



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ADDITIONAL GUARANTORS:

   ACME TELEVISION LICENSES OF UTAH, LLC
   ACME TELEVISION OF NEW MEXICO, LLC
   ACME TELEVISION OF UTAH, LLC

                                             ATTEST:


By: /s/ Douglas Gealy                     By: /s/ Thomas Allen
   -------------------------------           -------------------------------
    Douglas Gealy                             Thomas Allen
    President and Chief Operating             Executive Vice-President and
       Officer                                   Chief Financial Officer

(for each of the above-listed Additional Guarantors)

ORIGINAL GUARANTORS:

   ACME TELEVISION LICENSES OF MISSOURI, INC.
   ACME TELEVISION HOLDINGS OF UTAH, LLC
   ACME TELEVISION HOLDINGS OF NEW MEXICO, LLC
   ACME TELEVISION LICENSES OF NEW MEXICO, LLC
   ACME SUBSIDIARY HOLDINGS III, LLC

                                          ATTEST:


By: /s/ Douglas Gealy                     By: /s/ Thomas Allen
   -------------------------------           -------------------------------
    Douglas Gealy                             Thomas Allen
    President and Chief Operating             Executive Vice-President and
       Officer                                   Chief Financial Officer

(for each of the above-listed Original Guarantors)


WILMINGTON TRUST COMPANY


                                          ATTEST:


By: /s/ Bruce L. Bisson                   By: /s/ Charlotte Paglia
   -------------------------------           -------------------------------
    Name:   Bruce L. Bisson                   Name:   Charlotte Paglia
    Title:  Vice President                    Title:  Financial Services Officer